Thor Names Colleen Zuhl Chief Financial Officer

ELKHART, Ind., Sept. 11, 2013 /PRNewswire/ -- Thor Industries, Inc. (NYSE:THO) today announced that it has named Colleen Zuhl as Chief Financial Officer effective October 1, 2013. Mrs. Zuhl replaces Dominic Romeo, who will continue to work with Thor on a consulting basis for a variety of projects.

"We would like to thank Dom Romeo for coming out of retirement to assist us in taking significant transformative steps in a condensed time frame that set the foundation for our future growth," said Bob Martin, Thor President and Chief Executive Officer. "Dom's time with us was marked by significant successes of our Company's management team on which Dom played a key role. I personally appreciated his counsel on our strategic objectives. I also appreciate that we will have the ability to continue to work with him."

Mr. Romeo commented, "I truly enjoyed my time as CFO of Thor and am very pleased with what our management team has accomplished. I leave the position knowing that Colleen will maintain the high standards established at Thor and that the Company's experienced finance team will continue its outstanding performance."

Mr. Martin added, "We are pleased that Colleen has agreed to become our new CFO, as she has shown that her years of experience in the RV industry, her technical expertise and leadership skills make her the ideal candidate to maintain our positive momentum within the finance function. I am confident in Colleen's ability to shape the future of our finance group and provide valuable insights to our Board and senior management team."

Mrs. Zuhl, 47, joined Thor in June 2011 and has served in a variety of roles, including Vice President and Corporate Controller as well as Interim Chief Financial Officer from October 2012 through February 2013. The entire finance, accounting and internal audit functions will report to Mrs. Zuhl. Prior to her experience at Thor, Mrs. Zuhl served as Chief Financial Officer for All American Group, Inc. (formerly known as Coachmen Industries, Inc.), which was a publicly traded company. Prior to her tenure at All American Group, Mrs. Zuhl spent more than 15 years at Ernst & Young, LLP, most recently as an audit senior manager. Mrs. Zuhl is a graduate of Hillsdale College with a bachelor's degree in Accounting and Mathematics.

As the Company prepares to file its fiscal 2013 financial statements on Form 10-K, Mr. Romeo and Mrs. Zuhl will share responsibility for the filing, and both will certify the report on behalf of the Company.

In addition to Mrs. Zuhl's appointment as Chief Financial Officer, Thor named Jeff Tryka to the newly created position of Director of Corporate Development and Investor Relations. In this role, Mr. Tryka will be responsible for all interactions with the investment community, including meetings with existing shareholders and potential investors, presentations at investor conferences and incoming inquiries from institutional and individual investors. Mr. Tryka will report directly to Bob Martin, Thor President and Chief Executive Officer.

Mr. Tryka, 43, has been involved in the RV industry for more than a decade, first as an equity analyst in the late 1990s and later as Director of Investor Relations at Coachmen Industries, Inc. He has been serving in the Investor Relations function at Thor on a consulting basis since October 2012. Mr. Tryka holds the Chartered Financial Analyst (CFA) designation and earned an MBA in Finance from the Kelley School of Business at Indiana University and a bachelor's degree in Accounting from Bucknell University.

About Thor Industries, Inc.

Thor is the sole owner of operating subsidiaries that, combined, represent one of the world's largest manufacturers of recreational vehicles and a major builder of commercial buses.

This release includes certain statements that are "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward looking statements involve uncertainties and risks. There can be no assurance that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, price fluctuations, material or chassis supply restrictions, legislative and regulatory developments, the costs of compliance with increased governmental regulation, legal issues, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, the level of state and federal funding available for transportation, interest rate increases, restrictive lending practices, recent management changes, the success of new product introductions, the pace of acquisitions, asset impairment charges, cost structure improvements, competition and general economic conditions and the other risks and uncertainties discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2012 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended April 30, 2013. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Jeffery A. Tryka, CFA, Director of Corporate Development and Investor Relations, (574) 970-7912, jtryka@thorindustries.com